SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  March 1, 2005


                              ULTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)



Nevada                                33-55254-38              87-0485313
(State or other jurisdiction     (Commission file number)     (IRS employer
of incorporation)                                            identification no.)

         3191 Temple Avenue, Suite 250, Pomona, CA            91768

          (Address of principal executive offices)            (Zip code)


                                 (909) 444-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of 3 pages.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(d): Election of Directors to the Board of Directors of Ultronics Corporation (the "Company").

     On March 1, 2005, the Company's Board of Directors (the "Board") elected John A. Brunkow, Clyde E. Rhodes, Jr. and James P. Stapleton as directors of the Company.

     John A. Brunkow joined the Company's subsidiary, General Environmental Management, Inc. ("GEM"), in December 2001 and served as the Chairman of the Board of GEM until October 2004. In October 2004, Mr. Brunkow resigned as GEM's Chairman and accepted a part-time position with GEM. He continues to serve on GEM's Board of Directors. Mr. Brunkow led the team in restructuring GEM and implementing the financial controls needed to establish the company's credit facility. Mr. Brunkow spent more than 20 years in corporate finance, marketing and sales. Most recently, Mr. Brunkow was associated with Levine Liechtman Capital Partners, a private investment firm that invests in, and acts as a financial sponsor for California based middle market companies in a wide variety of industries. Prior to Levin Liechtman, Mr. Brunkow was Executive Vice-President and Managing Director of Benefit Capital, Inc., a regional investment banking firm. Prior to his tenure at Benefit Capital, Mr. Brunkow spent over twelve years with IBM in a variety of sales, marketing, and operating management positions. Mr. Brunkow has served on the board of Directors for the Orange County Venture Group. Mr. Brunkow is a graduate of the IBM Senior Management School and the IBM Graduate Business School.

     Clyde E. Rhodes, Jr. serves as Chief Compliance Officer, VP of Technical Services, and Secretary of the Company. He served in the same capacities for GEM and GEM's predecessor since 2000, and serves on GEM's Board of Directors. Before joining GEM, Mr. Rhodes was the Hazardous Waste Program Manager for the Metropolitan Water District of Southern California for more than nine years. Mr. Rhodes has been in the environmental industry for a total of more than 15 years developing environmental management programs, performing environmental audits and assisting public and private entities in meeting the myriad of state and federal environment control laws and regulations. Mr. Rhodes is a founding member of the Joint Utilities Vendor Audit Consortium (JUVAC) established by west coast utilities (Edison, LA Department of Water and Power, Southern California Gas, PG&E, Salt River Project, and the Arizona Public Service Utility) to audit hazardous waste facilities throughout the country.

     James P. Stapleton is currently the Controller of Auxilio, Inc. Mr. Stapleton served as GEM's Chief Financial Officer from November 2003 through April 2004, and is no longer employed by GEM or the Company. He serves on GEM's Board of Directors. From 1996 through 2002 Mr. Stapleton was employed in a variety of positions for ProsoftTraining (NASDAQ POSO), including Corporate Secretary, Vice President Investor relations, Chief Financial Officer, and other positions. Mr. Stapleton was Chief Financial Officer of BioTek Solutions, Inc. from 1995 through February 1996.

     Therewas no arrangement or understanding between Messrs. Brunkow, Rhodes or Stapleton and any other person pursuant to which any of the forgoing was selected as a director. None of Messrs. Brunkow, Rhodes or Stapleton has been appointed to a committee of the Board. Other than as described above, none of Messrs. Brunkow, Rhodes or Stapleton was a party to any transaction or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ULTRONICS CORPORATION



Date: March 4, 2005                  By:  /s/ Timothy J. Koziol
                                          -------------------------------------

                                           Timothy J. Koziol,
                                            Chief Executive Officer